SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2010

MEMSIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33813	04-3457049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Tech Drive, Suite 325, Andover, MA 01810

(Address of principal executive offices) (Zip Code)

One Tech Drive, Suite 325, Andover, MA 01810

(Mailing Address)

(978) 738-0900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

On January 15, 2010, MEMSIC, Inc. (“MEMSIC”) completed its previously announced acquisition of substantially all the assets related to Crossbow Technology, Inc.’s (“Crossbow”) commercial (non-military) Inertial Systems business and Wireless Sensor Network (WSN) “Mote” and eKo business (collectively, the “Business”), including intellectual property rights and fixed assets relating to the Business. The purchase price for the sale of the assets consisted of a payment of $18 million in cash at the closing.

A copy of the press release issued by MEMSIC on January 22, 2010 announcing the closing of this acquisition is filed as Exhibit 99.1 and is incorporated herein by reference.

ITEM 8.01	Other Events.

In connection with the Crossbow acquisition, MEMSIC made inducement grants of stock options to purchase a total of 315,000 shares of MEMSIC’s common stock. The grants were made to 21 former employees of Crossbow who joined MEMSIC as a result of the acquisition.

A copy of the press release issued by MEMSIC on January 22, 2010 announcing the inducement grants is filed as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required to be filed as part of this report will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this report will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description	Furnished with this Form 8-K	Incorporated by Reference
			Form	Filing Date	Exhibit No.
99.1	Press release dated January 22, 2010 announcing the closing of the Crossbow acquisition.	X

99.2	Press release dated January 22, 2010 announcing inducement grants.	X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMSIC, INC.

By:	/S/ PATRICIA NIU
Patricia Niu
Chief Financial Officer

Date: January 22, 2010

Exhibit Index

Exhibit No.	Description	Furnished with this Form 8-K	Incorporated by Reference
			Form	Filing Date	Exhibit No.
99.1	Press release dated January 22, 2010 announcing the closing of the Crossbow acquisition.	X

99.2	Press release dated January 22, 2010 announcing inducement grants.	X